UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

(586) 920-0100 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, UT Holdings LLC and 1502061 B.C. Ltd. (collectively, the “Purchasers”), which are wholly owned subsidiaries of Universal Logistics Holdings, Inc. (the “Company”), entered into an Equity Purchase Agreement (the “Agreement”) with Parsec Holdings, Inc., Budco Group, Inc. and certain of their related parties (collectively, the “Sellers”) to acquire the outstanding equity interests (the “Acquisition”) of Parsec, LLC, OB Leasing, LLC, and Parsec Intermodal of Canada Ltd. (collectively, the “Parsec Companies”). The Purchasers completed the Acquisition simultaneously with their signing of the Agreement on September 30, 2024.

The Purchasers paid the Sellers approximately $193.6 million in cash at closing for the Parsec Companies, of which approximately $2.6 million was placed into escrow to secure certain post-closing obligations of the Sellers. The purchase price is subject to a customary post-closing net working capital adjustment as of the closing date. The Agreement also includes customary representations, warranties and covenants by the parties. In addition, the Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party. The Company borrowed funds from its existing credit facility with KeyBank to finance the acquisition. After giving effect to the borrowings under the credit facility, the Company’s subsidiaries were in compliance with all of the facility’s covenants and approximately $81.7 million was available for borrowing on the revolver.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Current Report.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Equity Purchase Agreement dated September 30, 2024
99.1	Press Release dated September 30, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Schedules to the Equity Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	October 1, 2024	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary